    As filed with the Securities and Exchange Commission on August 21, 1998
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               ARADIGM CORPORATION
             (Exact name of registrant as specified in its charter)

                               ------------------

      California                                        94-3133088
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             26219 EDEN LANDING ROAD
                                HAYWARD, CA 94595
                    (Address of principal executive offices)



                           1996 EQUITY INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)



                               RICHARD P. THOMPSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ARADIGM CORPORATION
                             26219 EDEN LANDING ROAD
                                HAYWARD, CA 94595
                                 (510) 783-0100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   Copies to:
                             JEFFREY S. ZIMMAN, ESQ.
                              JAMIE E. CHUNG, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000


                               ------------------


                                                                    Page 1 of 34
                                                    Exhibit Index at Pages 3 & 6

                         CALCULATION OF REGISTRATION FEE
================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE      AMOUNT TO BE         OFFERING PRICE PER         AGGREGATE OFFERING            AMOUNT OF
        REGISTERED               REGISTERED              SHARE (1)                  PRICE (1)              REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                  1,150,000 shares        $10.875 - $12.72            $13,266,268.23              $3,913.55
(no par value per share)
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Aradigm Corporation ("Company" or "Registrant") 1996 Equity Incentive Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on August 19, 1998 for shares available for grant pursuant to the 1996 Equity Incentive Plan and Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Act). The following chart shows the calculation of the registration fee.


------------------------------------------------------------------------------------------------------
                                                                                   PROPOSED MAXIMUM
      TYPE OF SHARES               NUMBER OF          OFFERING PRICE PER          AGGREGATE OFFERING
                                     SHARES                SHARE                       PRICE (1)
------------------------------------------------------------------------------------------------------
Shares issuable pursuant                 411,934             $12.72 (1)(a)              $5,239,800.48
to outstanding options under
the 1996 Equity Incentive
Plan
------------------------------------------------------------------------------------------------------
Shares reserved for future               588,066            $10.875 (1)(b)              $6,395,217.75
grant pursuant to the 1996
Equity Incentive Plan
------------------------------------------------------------------------------------------------------
Shares reserved for future               150,000            $10.875 (1)(b)              $1,631,250.00
grant pursuant to the
Employee Stock Purchase Plan
------------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate
Offering Price                                                                         $13,266,268.23
------------------------------------------------------------------------------------------------------
                                                                                            x .000295
------------------------------------------------------------------------------------------------------
Registration Fee                                                                            $3,913.55
------------------------------------------------------------------------------------------------------



                                       2.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENT ON FORM S-8
                                  NO. 333-15947


         The contents of Registration Statement on Form S-8 No. 333-15947 filed with the Securities and Exchange Commission on November 12, 1996 are incorporated by reference herein with such modifications as are set forth below.

          Amendments to the 1996 Equity Incentive Plan (the "Incentive Plan") and Employee Stock Purchase Plan (the "Purchase Plan") by the Board in February 1998, approved by the stockholders in May 1998, increased the number of shares of the Company's Common Stock authorized for issuance under the Incentive Plan from 2,980,000 shares to 3,980,000 shares and increased the number of shares of the Company's Common Stock available for issuance under the Purchase Plan from 300,000 shares to 450,000 shares.


                                    EXHIBITS

EXHIBIT
NUMBER
------

5.1          Opinion of Cooley Godward LLP.

23.1         Consent of Ernst & Young LLP, independent auditors.

23.2         Consent of Cooley Godward LLP is contained in Exhibit 5 to this
             Registration Statement.

24           Power of Attorney is contained on the signature pages.

99.1         1996 Equity Incentive Plan, as amended through May 1998.

99.2         Employee Stock Purchase Plan, as amended through May 1998.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on August 20, 1998.


                                        ARADIGM CORPORATION




                                        By:  /s/ Mark A. Olbert
                                             -----------------------------------
                                             Mark A. Olbert
                                             Title: Chief Financial Officer



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard P. Thompson and Mark A. Olbert, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                             TITLE                                       DATE



         /s/ Richard P. Thompson                      President, Chief Executive Officer          August 20, 1998
-----------------------------------------             and Director (Principal Executive
         (Richard P. Thompson)                        Officer)





         /s/ Mark. A. Olbert                          Vice President, Finance and                 August 20, 1998
-----------------------------------------             Administration and Chief Financial
         (Mark A. Olbert)                             Officer (Principal Financial and
                                                      Accounting Officer)





         /s/ Reid M. Rubsamen, M.D.                   Vice President, Medical Affairs,            August 20, 1998
-----------------------------------------             Secretary and Director
         (Reid M. Rubsamen, M.D.)




         /s/ Burton J. McMurtry, Ph.D.                Director                                    August 20, 1998
-----------------------------------------
         (Burton J. McMurtry, Ph.D.)




         /s/ Gordon Russell                           Director                                    August 20, 1998
-----------------------------------------
         (Gordon Russell)




         /s/ Fred E. Silverstein, M.D.                Director                                    August 20, 1998
--------------------------------------------
         (Fred E. Silverstein, M.D.)




         /s/ Virgil Thompson                          Director                                    August 20, 1998
-----------------------------------------
         (Virgil Thompson)


                                  EXHIBIT INDEX


EXHIBIT                                    DESCRIPTION                              SEQUENTIAL PAGE
NUMBER                                                                              NUMBER
5.1            Opinion of Cooley Godward LLP.
23.1           Consent of Ernst & Young LLP, independent auditors.
23.2           Consent of Cooley Godward LLP is contained in Exhibit 5 to this
               Registration Statement.
24             Power of Attorney is contained on the signature pages.
99.1           1996 Equity Incentive Plan, as amended through May 1998.
99.2           Employee Stock Purchase Plan, as amended through May 1998.
